SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Five Prime Therapeutics, Inc. (“FivePrime”) held its annual meeting of stockholders (the “Annual Meeting”) on May 10, 2017. The final results for each of the proposals submitted to a vote of FivePrime’s stockholders at the Annual Meeting are set forth below. The proposals set forth below are described in detail in FivePrime’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2017 (the “Proxy Statement”).

Proposal 1: FivePrime’s stockholders elected both of the nominees for director to serve a three-year term until the 2020 Annual Meeting, or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Kapil Dhingra, M.B.B.S.	21,859,693	123,378	2,124,669
Mark D. McDade	21,618,403	364,668	2,124,669

Proposal 2: FivePrime’s stockholders approved, on an advisory basis, the compensation paid to FivePrime’s named executive officers, as disclosed in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
19,906,128	2,068,873	8,070	2,124,669

Proposal 3:    FivePrime’s stockholders recommended, on an advisory basis, a frequency of “one year” for the advisory vote to approve the compensation paid to FivePrime’s named executive officers by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstain
15,958,967	17,039	6,001,814	5,251

Proposal 4: FivePrime’s stockholders ratified the appointment of Ernst & Young LLP as FivePrime’s independent registered public accounting firm for the fiscal year ending December 31, 2017 by the votes set forth in the table below:

For	Against	Abstain
24,060,684	39,578	7,478

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: May 12, 2017

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